United States
Securities and Exchange Commission
Washington, DC 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) May 14, 2009
GENERAL NUTRITION CENTERS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-144396	72-1575168

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue, Pittsburgh, Pennsylvania	15222

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 288-4600
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of Directors
     On May 14, 2009, the Boards of Directors of GNC Acquisition Holdings Inc. (“Holdings”) and General Nutrition Centers, Inc. (“Centers” and together with Holdings, “GNC”), elected each of Andrew Claerhout and Romeo Leemrijse to each of the Boards of Directors and the Compensation Committees of GNC to fill vacancies created by the resignations of Michele Buchignani and Lee Sienna. Mr. Claerhout was also elected Chairperson of the Compensation Committees.
(e) Modification to Material Grant
     On May 14, 2009, the Compensation Committee of Holdings also approved a change to the exercise prices of non-qualified stock options to purchase shares of Class A common stock of Holdings, par value $0.001 (the “Common Stock”), that were previously issued to Michael Nuzzo, GNC’s Executive Vice President, Chief Financial Officer, and certain other officers. The Compensation Committee determined that, as of May 14, 2009, the exercise prices of the options were substantially greater than the fair market value of the Common Stock. In order to preserve the incentive intended to be afforded by the grant of options, the Compensation Committee repriced the exercise prices of 150,000 of Mr. Nuzzo’s options from $9.57 to $7.70 per share and an additional 150,000 of Mr. Nuzzo’s options from $14.35 to $11.55 per share. All other terms of the options remain unchanged.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 20, 2009

GENERAL NUTRITION CENTERS, INC.
By:	/s/ Gerald J. Stubenhofer, Jr.
Gerald J. Stubenhofer, Jr.
Senior Vice President and Chief Legal Officer